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                                                                     EXHIBIT 21

                              LIST OF SUBSIDIARIES

Eldorado Resorts LLC (the "Company")

     Eldorado Capital Corp.*, a Nevada corporation (100%-owned by the Company)

     Eldorado Limited Liability Company, a Nevada limited liability company (96.12%-owned by the Company)

     Silver Legacy Joint Venture, a Nevada general partnership (50%-owned by Eldorado Limited Liability Company)

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*This corporation has no subsidiaries.